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                                                                    Exhibit 23.2



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) dated April 29, 1994 pertaining to the 1991 Stock Incentive Plan of First Bank System, Inc. of our report dated January 13, 1994, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG




Minneapolis, Minnesota
April 29, 1994